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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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

              KINDER MORGAN MANAGEMENT, LLC                                   KINDER MORGAN, INC.
  (Exact name of registrant as specified in its charter)    (Exact name of registrant as specified in its charter)

                         DELAWARE                                                   KANSAS
         (State of incorporation or organization)                  (State of incorporation or organization)

                        76-0669886                                                48-0290000
           (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)
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                          ONE ALLEN CENTER, SUITE 1000
                                500 DALLAS STREET
                            HOUSTON, TEXAS 77002-2781
          (Address, including zip code, of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:
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                   TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
                Listed Shares representing
   limited liability company interests in Kinder Morgan                  New York Stock Exchange, Inc.
                     Management, LLC

        Exchange feature of Kinder Morgan, Inc.                          New York Stock Exchange, Inc.

        Purchase obligation of Kinder Morgan, Inc.                       New York Stock Exchange, Inc.
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file numbers to which this form relates:

                              333-55868, 333-55866

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         The description of the shares (the "Shares") of Kinder Morgan Management, LLC, a Delaware limited liability company, (which are defined as "Listed Shares" in the Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC (the "LLC Agreement")) is incorporated herein by reference to the information contained under the caption "Description of Our Shares" in the prospectus that forms part of the Registration Statement on Form S-1 (Registration No. 333-55868).

         The description of the exchange feature (the "Exchange Feature") of Kinder Morgan, Inc., a Kansas corporation ("KMI"), embodied in the LLC Agreement, is incorporated herein by reference to the information contained under the caption "Description of Our Shares" in the prospectus that forms part of the Registration Statement on Form S-3 (Registration No. 333-55866).

         The description of the purchase obligation (the "Purchase Obligation") of KMI, embodied in the LLC Agreement, is incorporated herein by reference to the information contained under the caption "Description of Our Shares" in the prospectus that forms part of the Registration Statement on Form S-3 (Registration No. 333-55866).

         The prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 subsequent to the date of this Registration Statement on Form 8-A and prior to the termination of the offering of the Shares (including the Exchange Feature and the Purchase Obligation) shall be deemed to be incorporated herein by reference and to be a part hereof from the date such prospectus is filed.

         The LLC Agreement specifying the terms and provisions of the Shares (including the Exchange Feature and the Purchase Obligation) is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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     Exhibit Number       Description of Exhibit
          99.1            Form of Certificate of Formation of Kinder Morgan Management, LLC, incorporated by reference to
                          Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-55868).

          99.2            Form of Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management,
                          LLC, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1
                          (Registration No. 333-55868).

          99.3            Form of Certificate representing Listed Shares of Kinder Morgan Management, LLC, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No.
                          333-55868).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               KINDER MORGAN MANAGEMENT, LLC

                               By:  /s/ C. Park Shaper
                                  ----------------------------------------------
                               Name:  C. Park Shaper
                               Title: Vice President and Chief Financial Officer


Dated: April 30, 2001




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               KINDER MORGAN, INC.

                               By:  /s/ C. Park Shaper
                                  ----------------------------------------------
                               Name:  C. Park Shaper
                               Title: Vice President and Chief Financial Officer


Dated: April 30, 2001




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                                INDEX OF EXHIBITS

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     Exhibit Number       Description of Exhibit
         99.1             Form of Certificate of Formation of Kinder Morgan Management, LLC, incorporated by reference to
                          Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-55868).

         99.2             Form of Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management,
                          LLC, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1
                          (Registration No. 333-55868).

         99.3             Form of Certificate representing Listed Shares of Kinder Morgan Management, LLC, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No.
                          333-55868).
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